STOCK PURCHASE AGREEMENT

       This Stock Purchase Agreement (the "Agreement") is entered into effective as of the ____ day of March, 2005, by and between SAMI MIRO, and/or his assigns, ("Buyer"), and BLACK MOUNTAIN HOLDINGS, INC., a Delaware corporation ("Seller").

       WHEREAS, Seller owns 750,000 shares of the issued and outstanding shares of the Common Stock (the "Common Stock" or "Shares") of Vairex Corporation, a Colorado corporation (the "Company).

       NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement and the representations, warranties, and covenants contained hereinafter, Buyer and Seller hereby agree as follows:

       1.        Purchase and Sale of Shares. Subject to the terms and conditions herein stated, Seller shall sell, assign, transfer and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer shall purchase and acquire from Seller on the Closing Date, 750,000 shares of the Common Stock of the Company (the "Shares"). The purchase price to be paid by Buyer to Seller for the Shares is the sum of $75,000, to be paid as provided for herein.

       2.        Payment of Purchase Price. The Purchase Price payable by Buyer to Seller shall be paid at closing in immediately available funds.

       3.        The Closing and Effective Date. The closing of the purchase and sale of the Shares shall take place at such date which is mutually agreed upon by the parties hereto (the "Closing Date"). The Effective Date of the transaction shall for all purposes be the Closing Date (the "Effective Date").

       4.        Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, to Seller's best knowledge and belief:

               (a)        The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller do not conflict with or result in a breach or violation of, or default under (or an event that, with notice or lapse of time, or both, would constitute a default), any of the terms, provisions or conditions of any material agreement or instrument to which Seller is a party or by which Seller is bound.

              (b)       This Agreement is a valid and binding agreement on the part of the Seller that is enforceable against the Seller in accordance with its terms, except as the enforceability hereof maybe limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

              (d)       Seller owns the Shares, both beneficially and of record, subject to no liens, encumbrances or rights of others, and has the right to transfer to Buyer the entire right, title and interest in and to the Shares. The Shares are validly issued and nonassessable.

              (e)       Seller is not a party to any voting trust or voting agreement, stockholder's agreement, pledge agreement, buy-sell agreement, or first refusal agreement relative to the Shares.

       5.       Representation and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

              (a)       Buyer is acquiring the Shares for Buyer's own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of such Shares, nor with any present intention of distributing or selling such Shares, except insofar as such Shares are included in a public offering registered pursuant to the Securities Act of 1933 (as amended) or the disposition thereof is exempt from such registration. Buyer understands that the Shares have not been registered under federal or state securities laws and that such Shares are being offered and sold to Buyer pursuant to a claimed exemption from the registration requirements of such laws.

              (b)       Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of its purchase of the Shares and has the ability to bear the economic risk of the purchase of the Shares. Buyer is familiar with the business affairs of the Company and has had access to all material information concerning the Company.

              (c)       Buyer understands that the Shares being acquired by it hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 (as amended) or pursuant to an exemption therefrom, in which case, the Company may require that it be furnished with an opinion of counsel for Buyer reasonably satisfactory to the Company that such registration is not required, or Buyer may present to the Company a letter from the Securities and Exchange Commission to the effect that, in the event the Shares are transferred by Buyer without registration, the Commission or the staff thereof will not recommend any action. Buyer consents that any transfer agent of the Company may be instructed not to transfer any of such stock unless it receives satisfactory evidence of compliance with the foregoing provisions.

       6.       Agreements of Buyer. Buyer agrees with Seller that in entering into this transaction with Seller and buying the Shares from Seller, Buyer is not relying upon any statement by Seller about the Company or its stock or the value thereof, nor is Buyer relying upon Seller as a source of information pertaining to the Company or its stock or the value thereof.

       7.       Agreements of Seller. Seller agrees with Buyer that in entering into this transaction with Buyer and selling the Shares to Buyer, Seller is not relying upon any statement by Buyer about the Company or its stock or the value thereof, nor is Seller relying upon Buyer as a source of information pertaining to the Company or its stock or the value thereof.

       8.       Payment of Expenses. Each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement, including without limitation, any legal, accounting, and other professional fees and expenses.

       9.       Attorney's Fees for Claims. In the event that a claim is brought by one party hereto against the other party hereto for breach of any provision hereof or otherwise arising out of the transaction to which this Agreement relates, the prevailing party shall be entitled to payment or reimbursement of the expenses incurred by it in connection with the litigation or the portion thereof as to which it prevails, including but not limited to, attorneys' fees and costs.

       10.       Waiver. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement. The waiver by any party hereto of any condition or breach of any provision of this Agreement shall not operate as a waiver of any other condition or other or subsequent breach.

       11.       Amendment. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

       12.       Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement and n party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

       13.       Survival of Representations, Warranties and Agreements. All representations and warranties contained in this Agreement shall survive the consummation of the transaction contemplated hereby for a period of two years immediately following the Closing Date. All agreements and covenants contained in this Agreement not fully performed as of the Closing Date shall survive the Closing Date and continue thereafter until fully performed or until the time for further performance has expired.

       14.       Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

       15.       Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

       16.       Fax/Counterparts. This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

       17.       Litigation. Any litigation commenced which is based in whole or in part upon claims under or in connection with this Agreement or the transaction contemplated hereby shall be brought in a court of competent jurisdiction (state or federal) in the United States of America.

       18.       General. This Agreement  shall be construed and enforced in accordance with the laws of the State of Delaware; may not be transferred or assigned by any party hereto, other than by operation of law, and shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and assigns; and  may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.
Buyer:

/s/ Sami Miro
SAMI MIRO

Seller:

BLACK MOUNTAIN HOLDINGS, INC.

By: /s/ J. Andrew Moorer
J. Andrew Moorer, President